Exhibit 99.1

News Release

Inpixon Reports Third Quarter 2023 Financial Results
and Provides Business Update

Entered into a Definitive Merger Agreement with XTI Aircraft;
Transaction Expected to be Completed during the Fourth Quarter of 2023

Entered into a Definitive Agreement to Spin-off and Merge
Inpixon’s SAVES UK Business with Damon Motors Inc.

Inpixon to Host a Conference Call at 4:30 p.m. Eastern Time Today to Provide a
Business Update and Presentation by Damon Motors Management

PALO ALTO, Calif., November 14, 2023/PRNewswire/ -- Inpixon® (Nasdaq: INPX) today provided a business update and reported financial results for the third quarter ended September 30, 2023.

“Over the last year we have been focused on identifying and executing on strategic opportunities that we believe will drive value for our shareholders,” commented Nadir Ali, CEO of Inpixon. “In this regard, we made significant progress during the third quarter and over recent weeks. Specifically, we have entered into two definitive agreements with innovative transportation companies, both of which we believe are disruptors within their respective industries. We believe these transactions will be transformational for Inpixon and our shareholders, providing the opportunity to be stockholders in two separate, publicly traded companies, each of which we believe can provide a meaningful opportunity to maximize shareholder value over time.

“Our proposed merger with XTI Aircraft Company (“XTI Aircraft”), an innovative aviation company, is progressing as anticipated. XTI Aircraft is developing the TriFan 600, a fixed-wing, vertical lift crossover airplane (VLCA), which has the potential to revolutionize point-to-point air travel by combining the comfort, speed, and range of a conventional business aircraft with the flexibility, convenience, and pinpoint landing ability of a helicopter. XTI Aircraft currently has over 700 conditional pre-orders1, representing the potential for gross revenues of more than $7.0 billion2. Upon completion of the merger, Inpixon is anticipated to be renamed XTI Aerospace, will trade under the new ticker symbol XTIA, and will be led by a new senior management team and board of directors. The S-4 registration statement filed in connection with the XTI transaction was declared effective by the SEC yesterday, and the related shareholder meeting has been scheduled for December 8th, 2023. We anticipate closing this transaction during the fourth quarter of 2023 and will continue to provide updates as material developments unfold.

“In addition, we recently announced the planned spin-off of our newly formed subsidiary Grafiti Holding, which will hold our UK SAVES business, and the proposed subsequent business combination of Grafiti and Damon Motors Inc. (“Damon”), a British Columbia company, and the maker of the acclaimed HyperSport electric motorcycle. The Damon HyperSport is expected to be one of the safest, smartest, and most powerful motorcycles available in the market, and Damon has already obtained approximately $85 million in pre-production consumer reservations for its motorcycles. These advanced reservation orders demonstrate the high demand for an innovative motorcycle that combines performance, safety and sustainability. Upon completion of the merger, Grafiti will be renamed to a name selected by Damon and Damon’s management team and board of director designees will continue to serve as the management and board of directors of the combined company, with one board designee appointed by Grafiti. The registration statement in connection with the spinoff was confidentially filed with the SEC yesterday. We expect this transaction to close during the first quarter of 2024.

“During the third quarter, we also continued transforming our real-time location system (RTLS) business from one-time sales to recurring, higher-margin subscription sales, which resulted in improved gross margin for the quarter. In turn, this should help drive improved operating results going forward. We incurred meaningful transaction-related costs associated with the two transactions, however, we remain focused on carefully managing expenses. We ended the quarter with over $13.5 million in cash and cash equivalents as of September 30, 2023. Overall, we are proud of the progress made to date and encourage all investors and interested parties to participate in the business update presentation this afternoon, which will include a recap of Inpixon’s developments as well as an overview of Damon, provided by its management team,” concluded Mr. Ali.

Footnotes:

[1]	Conditional pre-orders refers to a combination of aircraft purchase agreements, non-binding reservation deposit agreements, options and letters of intent from potential purchasers.

[2]	Based on XTI’s current list price of $10 million per aircraft and assuming XTI is able to execute on the development program for the TriFan 600, secure FAA certification, and deliver the aircraft.

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Financial Results

Revenues for the three and nine months ended September 30, 2023, were $2.0 million and $7.2 million, respectively, compared to $2.4 million and $7.7 million, respectively, for the comparable periods in the prior year. This decrease is primarily attributable to the decrease in Indoor Intelligence sales due to longer sales cycles. Gross profit for the three and nine months ended September 30, 2023, was $1.6 million and $5.5 million, respectively, compared to $1.7 million and $5.3 million for the 2022 respective periods. The gross profit margin for the three and nine months ended September 30, 2023, was 78% and 77%, compared to 69% and 69% for the three and nine months ended September 30, 2022, respectively. This increase in gross profit margin was primarily due to the lower cost of revenues on the SAVES and indoor intelligence product lines.

Operating expenses for the three months ended September 30, 2023 were $10.6 million and $7.1 million for the comparable period ended September 30, 2022. This increase of approximately $3.5 million is primarily attributable to the acquisition and transaction costs incurred in the three months ended September 30, 2023. Operating expenses for the nine months ended September 30, 2023 were $29.5 million and $25.8 million for the comparable period ended September 30, 2022. This increase of $3.7 million is primarily attributable to the acquisition costs and transaction costs in the nine months ended September 30, 2023 offset by the $2.0 million of goodwill impairment in the nine months ended September 30, 2022.

Net loss from continuing operations for the three months ended September 30, 2023 was $10.8 million compared to $10.9 million for the comparable period in the prior year. Net loss from continuing operations for the nine months ended September 30, 2023, was $30.5 million compared to $27.1 million for the comparable period in the prior year. Non-GAAP Adjusted EBITDA for the three and nine months ended September 30, 2023 was a loss of $4.1 million and $14.0 million, respectively, compared to a loss of $1.4 million and $9.4 million for the prior year periods, respectively. Non-GAAP Adjusted EBITDA is defined as net income or loss before interest, provision for income taxes, depreciation and amortization plus adjustments for other income or expense items, non-recurring items and non-cash items including stock-based compensation.

Proforma non-GAAP net loss per basic and diluted common share for the three and nine months ended September 30, 2023 was a loss of $0.08 and $0.60, respectively, compared to a loss of $0.84 and $4.78 for the prior year periods. Non-GAAP net loss per share is defined as net loss per basic and diluted share adjusted for non-cash items including stock-based compensation, amortization of intangibles and one-time charges and other adjustments including impairment of goodwill, unrealized and realized gains and losses on equity securities, and acquisition costs.

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Conference Call and Presentation Information

Inpixon will host a conference call presentation today at 4:30 p.m. Eastern Time to provide a business update as well as a presentation by the management of Damon Motors following the recently announced spin-off and merger agreement between Inpixon’s wholly owned subsidiary, Grafiti Holding, Inc. and Damon.

Interested parties may access the conference call presentation at https://www.webcaster4.com/Webcast/Page/2235/49432 or at the link on Inpixon’s Investor Relations section of the website, ir.inpixon.com/ir-news-events/ir-calendar. A webcast replay will be available on Inpixon’s Investor Relations section of the website (ir.inpixon.com/ir-news-events/ir-calendar).

Shareholders and other interested parties are invited to submit questions to Inpixon management via email to inpx@crescendo-ir.com.

About Inpixon

Inpixon® (Nasdaq: INPX) is the innovator of Indoor Intelligence®, delivering actionable insights for people, places and things. Combining the power of mapping, positioning and analytics, Inpixon helps to create smarter, safer, and more secure environments. The company’s Indoor Intelligence and industrial real-time location system (RTLS) solutions are leveraged by a multitude of industries to optimize operations, increase productivity, and enhance safety. Inpixon customers can take advantage of industry leading location awareness, analytics, sensor fusion, IIoT and the IoT to create exceptional experiences and to do good with indoor data. For the latest insights, follow Inpixon on LinkedIn, and X, and visit inpixon.com.

About XTI

XTI Aircraft Company is an aviation business based near Denver, Colorado. XTI is guided by a leadership team with decades of experience, deep expertise, and success bringing new aircraft to market, including more than 40 FAA-certified new aircraft configurations. XTI is founded on a culture of customer-focused problem solving to meet the evolving needs of modern travelers. For information and updates about XTI Aircraft Company and the TriFan 600, visit xtiaircraft.com. For information on reserving a priority position for the TriFan under the company’s pre-sales program, contact Mr. Saleem Zaheer at +1-720-900-6928 or szaheer@xtiaircraft.com.

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About Damon Motors

Damon Motors is a global technology leader disrupting urban mobility, led by entrepreneurs and executives from world-class EV and technology companies. With its offices in San Rafael, California and headquartered in Vancouver, Canada, Damon is on a mission to cause a paradigm shift for safer, smarter motorcycling. Anchored by its proprietary electric powertrain, HyperDrive™, Damon has captured the attention of the motorcycling world by delivering 200 hp, a top speed of 200 mph, 200 miles of range, innovative design, and new safety features, including CoPilot™ and Shift™, which are attracting an entirely new generation of motorcycle riders. With strong consumer interest in the US and abroad, Damon aims to set a new standard for motorcycle safety and sustainability worldwide. For more information on how Damon technology is defining the new industry standard, please visit damon.com.

Non-GAAP Financial Measures

Management believes that certain financial measures not in accordance with generally accepted accounting principles in the United States (“GAAP”) are useful measures of operations. EBIDTA, Adjusted EBITDA and pro forma net loss per share are non-GAAP measures. Inpixon defines “EBITDA” as net income (loss) before interest, provision for (benefit from) income taxes, and depreciation and amortization. Management uses Adjusted EBITDA as a metric for which it manages the business, and Inpixon defines “Adjusted EBITDA” as EBITDA plus adjustments for other income or expense items, non-recurring items and non-cash items. Inpixon defines “pro forma net loss per share” as GAAP net loss per share adjusted for stock-based compensation, amortization of intangibles and one-time charges including impairment of goodwill and gain or loss on equity securities.

Management provides Adjusted EBITDA and pro forma net loss per share measures so that investors will have the same financial information that management uses, which may assist investors in assessing Inpixon’s performance on a period-over-period basis. Adjusted EBITDA or pro forma net loss per share is not a measure of financial performance under GAAP and should not be considered an alternative to net income (loss) or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA and pro forma net loss per share have limitations as analytical tools and should not be considered either in isolation or as a substitute for analysis of Inpixon’s results as reported under GAAP.

For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the “Reconciliation of Non-GAAP Financial Measures” table accompanying this press release.

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Important Information About the Proposed Damon Transaction and Where to Find It

In connection with the spin-off, Grafiti will file with the SEC a registration statement, registering Grafiti common shares. Grafiti will also file a preliminary and final non-offering prospectus with the British Columbia Securities Commission relating to the business combination with Damon. This press release does not contain all the information that should be considered concerning the spin-off and the business combination with Damon (the “Proposed Damon Transaction”) and is not a substitute for any other documents that Inpixon or Grafiti may file with the SEC, or that Damon may send to stockholders in connection with the business combination. It is not intended to form the basis of any investment decision or any other decision in respect to the Proposed Damon Transaction. Damon’s stockholders and Inpixon’s stockholders and other interested persons are advised to read, when available, the registration statement of Grafiti together with its exhibits, as these materials will contain important information about Inpixon, Grafiti, Damon, the Proposed Damon Transaction.

The registration statement and other documents to be filed by Grafiti with the SEC will also be available free of charge, at the SEC’s website at www.sec.gov, or by directing a request to: Grafiti Holding Inc., 2479 E. Bayshore Road, Suite 195, Palo Alto, CA 94303.

Forward-Looking Statements Regarding the Proposed Damon Transaction

This press release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical fact contained in this press release, including statements regarding the benefits of the Proposed Damon Transaction, the anticipated timing of the completion of the Proposed Damon Transaction, the products under development by Damon and the markets in which it plans to operate, the advantages of Damon’s technology, Damon’s competitive landscape and positioning, and Damon’s growth plans and strategies, are forward-looking statements. Some of these forward-looking statements can be identified by the use of forward-looking words, including “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “targets,” “projects,” “could,” “would,” “continue,” “forecast” or the negatives of these terms or variations of them or similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements are based upon estimates, forecasts, and assumptions that, while considered reasonable by Inpixon and its management, and Damon and its management, as the case may be, are inherently uncertain and many factors may cause the actual results to differ materially from current expectations which include, but are not limited to:

●	the risk that the Proposed Damon Transaction may not be completed in a timely manner or at all, which may adversely affect the price of Inpixon’s securities;

●	the risk that the public market valuation of the combined company following the consummation of the business combination may differ from the valuation range ascertained by the parties to the business combination and their respective financial advisors, and that the valuation to be ascertained by an independent financial advisor to Damon in connection with the business combination may differ from the valuation ascertained by Inpixon’s independent financial advisor;

●	the failure to satisfy the conditions to the consummation of the Proposed Damon Transaction, including receiving the necessary approvals from the Damon securityholders and the Supreme Court of British Columbia with respect to the Plan of Arrangement;

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●	the occurrence of any event, change or other circumstance that could give rise to the termination of the Proposed Damon Transaction;

●	the effect of the announcement or pendency of the Proposed Damon Transaction on Inpixon, Grafiti and Damon’s business relationships, performance, and business generally;

●	risks that the Proposed Damon Transaction disrupts current plans of Inpixon, Grafiti and Damon and potential difficulties in their employee retention as a result of the Proposed Damon Transaction;

●	the outcome of any legal proceedings that may be instituted against Damon, Grafiti or Inpixon related to the Proposed Damon Transaction;

●	failure to realize the anticipated benefits of the Proposed Damon Transaction;

●	the inability to satisfy the initial listing criteria of Nasdaq or obtain Nasdaq approval of the initial listing of the combined company on Nasdaq;

●	the risk that the price of the securities of the combined company may be volatile due to a variety of factors, including changes in the highly competitive industries in which Grafiti and Damon operate, variations in performance across competitors, changes in laws, regulations, technologies that may impose additional costs and compliance burdens on Grafiti and Damon’s operations, global supply chain disruptions and shortages, and macro-economic and social environments affecting Grafiti and Damon’s business and changes in the combined capital structure;

●	the inability to implement business plans, forecasts, and other expectations after the completion of the Proposed Damon Transaction, and identify and realize additional opportunities;

●	the risk that Damon has a limited operating history, has not achieved sufficient sales and production capacity at a mass-production facility, and Damon and its current and future collaborators may be unable to successfully develop and market Damon’s motorcycles or solutions, or may experience significant delays in doing so;

●	the risk that the combined company may never achieve or sustain profitability;

●	the risk that Damon and the combined company may be unable to raise additional capital on acceptable terms to finance its operations and remain a going concern;

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●	the risk that the combined company experiences difficulties in managing its growth and expanding operations;

●	the risk that Damon’s $85 million of non-binding reservations are canceled, modified, delayed or not placed and that Damon must return the refundable deposits and such reservations are not converted to sales;

●	the risks relating to Damon’s ability to satisfy the conditions and deliver on the orders and reservations, its ability to maintain quality control of its motorcycles, and Damon’s dependence on third parties for supplying components and manufacturing the motorcycles;

●	the risk that other motorcycle manufacturers develop competitive electric motorcycles or other competitive motorcycles that adversely affect Damon’s market position;

●	the risk that Damon’s patent applications may not be approved or may take longer than expected, and Damon may incur substantial costs in enforcing and protecting its intellectual property;

●	the risk that Damon’s estimates of market demand may be inaccurate; and

●	other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Inpixon’s Annual Report on Form 10-K for the year ended December, 31, 2022, which was filed with the SEC on April 17, 2023, and Quarterly Report on Form 10-Q for the quarterly period thereafter, as such factors may be updated from time to time in Inpixon’s filings with the SEC, and the registration statement to be filed by Grafiti in connection with the Spin-off. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Neither Inpixon nor Damon gives any assurance that either Inpixon or Damon or the combined company will achieve its expected results. Neither Inpixon nor Damon undertakes any duty to update these forward-looking statements, except as otherwise required by law.

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Important Information About the Proposed XTI Transaction and Where to Find It

This press release, in part, relates to the previously announced proposed transaction between XTI Aircraft, Inc. (“XTI”) and Inpixon pursuant to the agreement and plan of merger, dated as of July 24, 2023, by and among Inpixon, Superfly Merger Sub Inc. and XTI (the “Proposed XTI Transaction”). Inpixon filed a registration statement on Form S-4 with the U.S. Securities and Exchange Commission on August 14, 2023, as amended by Amendment No. 1 on October 6, 2023 and Amendment No. 2 on November 7, 2023, which included a preliminary prospectus and proxy statement of Inpixon in connection with the Proposed XTI Transaction, referred to as a proxy statement/prospectus. The registration statement on Form S-4 became effective as of November 13, 2023. A proxy statement/prospectus will be delivered to all Inpixon stockholders as of the applicable record date established for voting on the transaction and to the stockholders of XTI. Inpixon also will file other documents regarding the Proposed XTI Transaction with the SEC.

Before making any voting decision, investors and security holders are urged to read the registration statement, the proxy statement/prospectus, any amendments thereto, and all other relevant documents filed or that will be filed with the SEC in connection with the Proposed XTI Transaction as they become available because they will contain important information about Inpixon, XTI and the Proposed XTI Transaction.

Investors and securityholders will be able to obtain free copies of the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Inpixon through the website maintained by the SEC at www.sec.gov.

The documents filed by Inpixon with the SEC also may be obtained free of charge at Inpixon’s website at www.inpixon.com or upon written request to: Inpixon, 2479 E. Bayshore Road, Suite 195, Palo Alto, CA 94303.

NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS COMMUNICATION, PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS COMMUNICATION. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

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Forward-Looking Statements about the Proposed XTI Transaction

This press release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical fact contained in this press release, including statements regarding the benefits of the Proposed XTI Transaction and the anticipated timing of the completion of the Proposed XTI Transaction, are forward-looking statements.

Some of these forward-looking statements can be identified by the use of forward-looking words, including “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “targets,” “projects,” “could,” “would,” “continue,” “forecast” or the negatives of these terms or variations of them or similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements are based upon estimates, forecasts, and assumptions that, while considered reasonable by Inpixon and its management, and XTI and its management, as the case may be, are inherently uncertain and many factors may cause the actual results to differ materially from current expectations which include, but are not limited to:

●	the risk that the Proposed XTI Transaction may not be completed in a timely manner or at all, which may adversely affect the price of Inpixon’s securities;

●	the failure to satisfy the conditions to the consummation of the Proposed XTI Transaction, including the adoption of the merger agreement by the shareholders of Inpixon;

●	the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;

●	the adjustments permitted under the merger agreement to the exchange ratio that could result in XTI shareholders or Inpixon shareholders owning less of the post-combination company than expected;

●	the effect of the announcement or pendency of the Proposed XTI Transaction on Inpixon’s and XTI’s business relationships, performance, and business generally;

●	the risks that the Proposed XTI Transaction disrupts current plans of Inpixon and XTI and potential difficulties in Inpixon’s and XTI’s employee retention because of the Proposed XTI Transaction;

●	the outcome of any legal proceedings that may be instituted against XTI or against Inpixon related to the merger agreement or the Proposed XTI Transaction;

●	failure to realize the anticipated benefits of the Proposed XTI Transaction;

●	the inability to meet and maintain the listing of Inpixon’s securities (or the securities of the post-combination company) on Nasdaq;

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●	the risk that the price of Inpixon’s securities (or the securities of the post-combination company) may be volatile due to a variety of factors, including changes in the highly competitive industries in which Inpixon and XTI operate;

●	the inability to implement business plans, forecasts, and other expectations after the completion of the Proposed XTI Transaction, and identify and realize additional opportunities;

●	variations in performance across competitors, changes in laws, regulations, technologies that may impose additional costs and compliance burdens on Inpixon and XTI’s operations, global supply chain disruptions and shortages;

●	national security tensions, and macro-economic and social environments affecting Inpixon and XTI’s business and changes in the combined capital structure;

●	the risk that XTI has a limited operating history, has not yet manufactured any non-prototype aircraft or delivered any aircraft to a customer, and XTI and its current and future collaborators may be unable to successfully develop and market XTI’s aircraft or solutions, or may experience significant delays in doing so;

●	the risk that XTI is subject to the uncertainties associated with the regulatory approvals of its aircraft including the certification by the Federal Aviation Administration, which is a lengthy and costly process;

●	the risk that the post-combination company may never achieve or sustain profitability;

●	the risk that XTI, Inpixon and the post-combination company may be unable to raise additional capital on acceptable terms to finance its operations and remain a going concern;

●	the risk that the post-combination company experiences difficulties in managing its growth and expanding operations;

●	the risk that XTI’s conditional pre-orders (which include conditional aircraft purchase agreements, non-binding reservations, and options) are canceled, modified, delayed or not placed and that XTI must return the refundable deposits;

●	the risks relating to long development and sales cycles, XTI’s ability to satisfy the conditions and deliver on the orders and reservations, its ability to maintain quality control of its aircraft, and XTI’s dependence on third parties for supplying components and potentially manufacturing the aircraft;

●	the risk that other aircraft manufacturers develop competitive VTOL aircraft or other competitive aircraft that adversely affect XTI’s market position;

●	the risk that XTI’s future patent applications may not be approved or may take longer than expected, and XTI may incur substantial costs in enforcing and protecting its intellectual property;

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●	the risk that XTI’s estimates of market demand may be inaccurate;

●	the risk that XTI’s ability to sell its aircraft may be limited by circumstances beyond its control, such as a shortage of pilots and mechanics who meet the training standards, high maintenance frequencies and costs for the sold aircraft, and any accidents or incidents involving VTOL aircraft that may harm customer confidence; and

●	other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Inpixon’s Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on April 17, 2023 (the “2022 Form 10-K”), the Quarterly Report on Form 10-Q for the quarterly period filed thereafter, and the Current Report on Form 8-K filed on July 25, 2023, and in the section entitled “Risk Factors” in XTI’s periodic reports filed pursuant to Regulation A of the Securities Act including XTI’s Annual Report on Form 1-K for the year ended December 31, 2022, which was filed with the SEC on July 13, 2023 (the “2022 Form 1-K”), as such factors may be updated from time to time in Inpixon’s and XTI’s filings with the SEC, the registration statement on Form S-4 and the proxy statement/prospectus contained therein. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Neither Inpixon nor XTI gives any assurance that either Inpixon or XTI or the post-combination company will achieve its expected results. Neither Inpixon nor XTI undertakes any duty to update these forward-looking statements, except as otherwise required by law.

Participants in the Solicitation

XTI and Inpixon and their respective directors and officers and other members of management may, under SEC rules, be deemed to be participants in the solicitation of proxies from Inpixon’s stockholders with the Proposed XTI Transaction and the other matters set forth in the registration statement. Information about Inpixon’s and XTI’s directors and executive officers is set forth in Inpixon’s filings and XTI’s filings with the SEC, including Inpixon’s 2022 Form 10-K and XTI’s 2022 Form 1-K. Additional information regarding the direct and indirect interests, by security holdings or otherwise, of those persons and other persons who may be deemed participants in the Proposed XTI Transaction may be obtained by reading the proxy statement/prospectus regarding the Proposed XTI Transaction when it becomes available. You may obtain free copies of these documents as described above under “Important Information About the Proposed Transaction and Where to Find It.”

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No Offer or Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transactions and is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy, sell or solicit any securities or any proxy, vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be deemed to be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Contacts

Inpixon Contacts

General inquiries:

Email: marketing@inpixon.com
Web: inpixon.com/contact-us

Investor relations:

Crescendo Communications for Inpixon
Tel: +1 212-671-1020
Email: INPX@crescendo-ir.com

XTI Aircraft Contacts

General inquiries:

Email: liftup@xtiaircraft.com
Web: xtiaircraft.com/cm/get-involved

Investor relations:

Crescendo Communications for XTI
Tel: +1 212-671-1020
Email: XTI@crescendo-ir.com

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INPIXON AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except number of shares and par value data)

	As of
	September 30, 2023	December 31, 2022
	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash and cash equivalents	$13,489	$10,235
Accounts receivable, net of allowance for credit losses of $237 and $272, respectively	1,560	1,889
Other receivables	142	86
Inventory	3,355	2,442
Notes receivable	2,068	150
Prepaid assets and other current assets	1,949	2,803
Current assets of discontinued operations	--	12,261
Total Current Assets	22,563	29,866

Property and equipment, net	1,013	1,064
Operating lease right-of-use asset, net	376	531
Software development costs, net	988	1,265
Investment in equity securities	189	330
Long-term investments	50	716
Intangible assets, net	2,304	2,994
Other assets	164	158
Non-current assets of discontinued operations	--	20,711
Total Assets	$27,647	$57,635

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$1,920	$1,503
Accrued liabilities	3,569	2,619
Warrant Liability	1,410	--
Operating lease obligation, current	198	211
Deferred revenue	1,315	1,323
Short-term debt	11,165	13,643
Acquisition liability	--	197
Current liabilities of discontinued operations	--	5,218
Total Current Liabilities	19,577	24,714

Long Term Liabilities
Operating lease obligations, noncurrent	188	334
Non-current liabilities of discontinued operations	--	472
Total Liabilities	19,765	25,520

Commitments and Contingencies

Stockholders’ Equity
Preferred Stock - $0.001 par value; 5,000,000 shares authorized.
Series 4 Convertible Preferred Stock - 10,415 shares authorized; 1 issued and 1 outstanding as of September 30, 2023 and December 31, 2022, respectively;	--	--
Series 5 Convertible Preferred Stock - 12,000 shares authorized; 126 issued and 126 outstanding as of September 30, 2023 and December 31, 2022, respectively.	--	--
Common Stock - $0.001 par value; 500,000,000 shares authorized; 111,692,178 and 3,570,894 issued and 111,692,177 and 3,570,893 outstanding as of September 30, 2023 and December 31, 2022, respectively.	112	4
Additional paid-in capital	358,692	346,668
Treasury stock, at cost, 1 share	(695)	(695)
Accumulated other comprehensive income	41	1,061
Accumulated deficit	(347,971)	(313,739)
Stockholders’ Equity Attributable to Inpixon	10,179	33,299

Non-controlling interest	(2,297)	(1,184)

Total Stockholders’ Equity	7,882	32,115

Total Liabilities and Stockholders’ Equity	$27,647	$57,635

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INPIXON AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
	(Unaudited)

Revenues	$2,016	$2,435	$7,177	$7,660
Cost of Revenues	451	756	1,632	2,409

Gross Profit	1,565	1,679	5,545	5,251

Operating Expenses
Research and development	2,347	2,136	6,380	6,713
Sales and marketing	1,149	1,036	3,506	2,960
General and administrative	3,747	3,573	13,596	12,705
Acquisition related costs	1,656	2	2,343	254
Transaction costs	1,527	--	2,970	--
Impairment of goodwill	--	--	--	2,030
Amortization of intangibles	221	395	671	1,137
Total Operating Expenses	10,647	7,142	29,466	25,799

Loss from Operations	(9,082)	(5,463)	(23,921)	(20,548)

Other (Expense)/Income
Interest expense, net	(818)	(234)	(4,300)	(65)
Other income/(expense), net	(44)	830	1,169	802
Unrealized gain/(loss) on equity securities	5,791	(5,854)	5,733	(7,110)
Realized loss on equity securities	(6,692)	(151)	(6,692)	(151)
Total Other Expense	(1,763)	(5,409)	(4,090)	(6,524)

Net Loss from Continuing Operations, before tax	(10,845)	(10,872)	(28,011)	(27,072)
Income tax provision	(3)	--	(2,488)	(22)
Net Loss from Continuing Operations	(10,848)	(10,872)	(30,499)	(27,094)

Loss from Discontinued Operations, Net of Tax	--	(7,121)	(4,856)	(22,786)
Net Loss	(10,848)	(17,993)	(35,355)	(49,880)
Net Loss Attributable to Non-controlling Interest	(464)	(402)	(1,131)	(1,206)

Net Loss Attributable to Stockholders of Inpixon	(10,384)	(17,591)	(34,224)	(48,674)
Accretion of Series 7 preferred stock	--	--	--	(4,555)
Accretion of Series 8 Preferred Stock	--	(6,305)	--	(13,089)
Deemed dividend for the modification related to Series 8 Preferred Stock	--	--	--	(2,627)
Deemed contribution for the modification related to Warrants issued in connection with Series 8 Preferred Stock	--	--	--	1,469
Amortization premium- modification related to Series 8 Preferred Stock	--	1,265	--	2,626

Net Loss Attributable to Common Stockholders	$(10,384)	$(22,631)	$(34,224)	$(64,850)

Net Loss Per Share - Basic and Diluted
Continuing Operations	$(0.16)	$(7.00)	$(0.82)	$(20.16)
Discontinued Operations	$--	$(3.21)	$(0.14)	$(10.92)
Net Loss Per Share - Basic and Diluted	$(0.16)	$(10.21)	$(0.96)	$(31.08)

Weighted Average Shares Outstanding
Basic and Diluted	65,840,189	2,216,544	35,845,916	2,086,633
Comprehensive Loss
Net Loss	$(10,848)	$(17,993)	$(35,355)	$(49,880)
Unrealized gain on available for sale debt securities	--	(375)	--	--
Unrealized foreign exchange gain (loss) from cumulative translation adjustments	230	1,273	(1,020)	1,452
Comprehensive Loss	$(10,618)	$(17,095)	$(36,375)	$(48,428)

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INPIXON AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Nine Months Ended
	September 30,
	2023	2022
	(Unaudited)
Cash Flows Used In Operating Activities
Net loss	$(35,355)	$(49,880)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	834	1,008
Amortization of intangible assets	1,476	4,559
Amortization of right of use asset	206	536
Stock based compensation	797	2,962
Amortization of warrant liability to redemption value	20	--
Earnout expense valuation benefit	--	(2,827)
Gain on settlement with FOXO	(1,142)	--
Amortization of debt issuance costs	2,103	121
Accrued interest income, related party	--	(278)
Unrealized gain on note	--	1,870
Unrealized loss on foreign currency transactions	176	--
Distribution of equity method investment shares to employees as compensation	666	--
Deferred income tax	2,591	(1)
Unrealized (gain) loss on equity securities	(5,733)	7,110
Impairment of goodwill	--	7,570
Gain on fair value of warrant liability	71	--
Realized loss on sale of equity securities	6,692	151
Gain on conversion of note receivable	--	(791)
Loss on exchange of debt for equity	124	--
Other	24	202

Changes in operating assets and liabilities:
Accounts receivable and other receivables	(652)	336
Inventory	(951)	(1,002)
Prepaid expenses and other current assets	1,110	1,545
Other assets	3	28
Accounts payable	(372)	237
Accrued liabilities	2,018	1,059
Income tax liabilities	(119)	(38)
Deferred revenue	530	(915)
Operating lease obligation	(207)	(505)
Net Cash Used in Operating Activities	$(25,090)	$(26,943)

Cash Flows Used in Investing Activities
Purchase of property and equipment	(142)	(221)
Investment in capitalized software	(135)	(611)
Purchase of convertible note	--	(5,500)
Sales of equity securities	323	229
Sales of treasury bills	--	43,001
Proceeds from repayment of note receivable	150	--
Issuance of note receivable	(2,025)	(150)
Net Cash (Used in) Provided By Investing Activities	$(1,829)	$36,748

Cash From Financing Activities
Net proceeds from issuance of preferred stock	$--	46,906
Net proceeds from promissory note	125	5,539
Net proceeds from ATM stock offerings	26,510	--
Cash paid for redemption of preferred stock series 7	--	(49,250)
Taxes paid related to net share settlement of restricted stock units	--	(336)
Net proceeds from issuance of warrants	1,409	--
Repayment of CXApp acquisition liability	(197)	(1,957)
Distribution to shareholders related to spin-off of CXApp	(10,003)	--
Common shares issued for net proceeds from warrants	2,341	--
Net Cash Provided By Financing Activities	$20,185	$902

Effect of Foreign Exchange Rate on Changes on Cash	(12)	(34)

Net (Decrease) Increase in Cash and Cash Equivalents	(6,746)	10,673

Cash and Cash Equivalents - Beginning of year	20,235	52,480

Cash and Cash Equivalents - End of year	$13,489	$63,153

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Reconciliation of Non-GAAP Financial Measures:

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
(In thousands)	2023	2022	2023	2022

Net loss attributable to common stockholders	$(10,384)	$(22,631)	$(34,224)	$(64,850)
Loss from discontinued operations, net of tax	-	7,121	4,856	22,786
Interest expense, net	818	234	4,300	65
Income tax provision	3	-	2,488	22
Depreciation and amortization	433	705	1,277	2,123
EBITDA	(9,130)	(14,571)	(21,303)	(39,854)
Adjusted for:
Non-recurring one-time charges:
Unrealized (gain)/loss on equity securities	(5,791)	5,854	(5,733)	7,110
Realized loss on equity securities	6,692	151	6,692	151
Unrealized gain on note	-	153	-	325
Acquisition transaction/financing costs	1,656	2	2,343	254
Professional service fees	-	-	-	8
Impairment of goodwill	-	-	-	2,030
Transaction costs	1,527	-	2,970	-
Accretion of series 7 preferred stock	-	-	-	4,555
Accretion of series 8 preferred stock	-	6,305	-	13,089
Deemed dividend for the modification related to Series 8 preferred stock	-	-	-	2,627
Deemed contribution for the modification related to warrants issued in connection with the Series 8 Preferred Stock	-	-	-	(1,469)
Amortization premium - modification to Series 8 preferred stock	-	(1,265)	-	(2,626)
Distribution of equity method investment shares to employees as compensation	-	-	666	-
Gain on equity securities	-	-	(1,142)	-
Loss on exchange of debt for equity	124	-	124	-
Unrealized foreign exchange losses	354	1,019	209	1,143
Bad debts expense/provision	-	-	24	-
Reserve for inventory obsolescence	(8)	-	8	-
Stock-based compensation – compensation and related benefits	227	688	797	2,962
Severance costs	244	239	371	301
Adjusted EBITDA	$(4,105)	$(1,425)	$(13,974)	$(9,394)

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	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
(In thousands, except share data)	2023	2022	2023	2022

Net loss attributable to common stockholders	$(10,384)	$(22,631)	$(34,224)	$(64,850)
Adjustments:
Non-recurring one-time charges:
Loss from discontinued operations, net of tax	-	7,121	4,856	22,786
Unrealized (gain)/loss on equity securities	(5,791)	5,854	(5,733)	7,110
Realized loss on equity securities	6,692	151	6,692	151
Unrealized gain on note	-	153	-	325
Acquisition transaction/financing costs	1,656	2	2,343	254
Professional service fees	-	-	-	8
Impairment of goodwill	-	-	-	2,030
Transaction costs	1,527	-	2,970	-
Accretion of series 7 preferred stock	-	-	-	4,555
Accretion of series 8 preferred stock	-	6,305	-	13,089
Deemed dividend for the modification Series 8 preferred stock	-	-	-	2,627
Deemed contribution for the modification related to warrants issued in connection with the Series 8 Preferred Stock	-	-	-	(1,469)
Amortization premium - modification to Series 8 preferred stock	-	(1,265)	-	(2,626)
Distribution of equity method investment shares to employees as compensation	-	-	666	-
Gain on equity securities	-	-	(1,142)	-
Loss on exchange of debt for equity	124	-	124	-
Unrealized foreign exchange losses	354	1,019	209	1,143
Bad debts expense/provision	-	-	24	-
Reserve for inventory obsolescence	(8)	-	8	-
Stock-based compensation - compensation and related benefits	227	688	797	2,962
Severance costs	244	239	371	301
Amortization of intangibles	221	511	671	1,640
Proforma non-GAAP net loss	$(5,138)	$(1,853)	$(21,368)	$(9,964)
Proforma non-GAAP net loss per common share - basic and diluted	$(0.08)	$(0.84)	$(0.60)	$(4.78)
Weighted average basic and diluted common shares outstanding	65,840,189	2,216,544	35,845,916	2,086,633

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